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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                 INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST

A Joint Annual Meeting ("Meeting") of Shareholders of Invesco Municipal Income Opportunities Trust (the "Fund") was held on August 26, 2015. The Meeting was held for the following purposes:

(1). Election of Trustees by Common Shareholders.

(2). To eliminate the fundamental restriction prohibiting investments in investment companies, as reflected in the Fund's registration statement.

The results of the voting on the above matters were as follows:

                                                   Votes     Votes
Matters                                             For     Withheld
-------                                          ---------- ---------
(1). James T. Bunch............................. 42,282,413 1,469,414
     Bruce L. Crockett.......................... 41,990,200 1,761,627
     Rodney F. Dammeyer......................... 41,981,810 1,770,017
     Jack M. Fields............................. 41,967,461 1,784,366
     Martin L. Flanagan......................... 42,277,387 1,474,440
                                                                        Votes
                                                                       Abstain
                                                                      ---------
(2). To eliminate the fundamental restriction
     prohibiting investments in investment
     companies, as reflected in the Fund's
     registration statement..................... 39,106,855 3,220,446 1,424,526